Exhibit 99.1

McKESSON REPORTS FISCAL 2022 FIRST-QUARTER RESULTS

First-Quarter Highlights, Year-over-Year:
•Total revenues of $62.7 billion increased 13%
•Earnings per diluted share from continuing operations of $3.09 increased 14%
•Adjusted Earnings per diluted share of $5.56 increased 101%
•Board of Directors increased the quarterly dividend by 12% to $0.47 per share

Fiscal 2022 Outlook:
•Increased fiscal 2022 Adjusted Earnings per diluted share guidance range to $19.80 to $20.40, from the previous range of $18.85 to $19.45, representing 15% to 18.5% growth year-over-year
•Guidance assumes $0.80 to $1.00 of Adjusted Earnings per diluted share related to the U.S. government's COVID-19 vaccine distribution and kitting programs

IRVING, Texas, August 4, 2021 - McKesson Corporation (NYSE:MCK) today reported results for the first quarter ended June 30, 2021.

Fiscal 2022 First-Quarter Result Summary

	First-Quarter
($ in millions, except per share amounts)	FY22	FY21	Change
Revenues	$62,674	$55,679	13%
Income (loss) from Continuing Operations[1]	489	445	10
Adjusted Earnings[1,2]	880	453	94
Earnings (loss) per Diluted Share[1]	3.09	2.72	14
Adjusted Earnings per Diluted Share[1,2]	5.56	2.77	101
[1]Reflects continuing operations attributable to McKesson, net of tax
[2]Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

"McKesson delivered record first-quarter earnings, marking another quarter of solid performance across all four operating segments,” said Brian Tyler, chief executive officer. “As we execute against our strategic priorities, we are evolving our portfolio to drive long-term growth and create shareholder value. We remain optimistic that the momentum we’ve generated will continue given the strength we see across our businesses. Based on our first-quarter operating performance and current trends, we are raising our previous guidance range for fiscal 2022 Adjusted Earnings per diluted share to $19.80 to $20.40.”

First-quarter revenues were $62.7 billion, an increase of 13% from a year ago, driven by growth in the U.S. Pharmaceutical segment, largely due to higher volumes from retail national account customers and market growth, partially offset by branded to generic conversions.

During the first quarter of fiscal 2022, McKesson committed to donate certain personal protective equipment (PPE) to charitable organizations to assist in COVID-19 recovery efforts. First-quarter earnings per diluted share from continuing operations of $3.09 included $164 million of pre-tax inventory charges on certain PPE and related products. First-quarter Adjusted Earnings per diluted share excluded $155 million of these charges for inventory which the company no longer intends to sell and will instead direct to charitable organizations.

First-quarter Adjusted Earnings per diluted share was $5.56 compared to $2.77 a year ago, an increase of 101%, driven by the recovery of prescription volumes and primary care patient visits following the onset of the COVID-19 pandemic. Adjusted Earnings per diluted share growth was also driven by a lower tax rate and the contribution from COVID-19 vaccine distribution and kitting programs with the U.S. government.

For the first three months of the fiscal year, McKesson returned $1.1 billion of cash to shareholders, which included $1.0 billion of common stock repurchases and $69 million of dividend payments. During the first three months of the fiscal year, McKesson used cash from operations of $1.6 billion, and invested $159 million in capital expenditures, resulting in negative Free Cash Flow of $1.8 billion. McKesson also used $1.0 billion of cash for payments related to the exercises of a put right option available to non-controlling shareholders of McKesson Europe that expired in June 2021.

Business Highlights
•McKesson is playing a central role in the COVID-19 response efforts in the U.S. and abroad through the distribution of COVID-19 vaccines, ancillary supply kits, and COVID-19 tests.
•McKesson’s partnership with the U.S. government was expanded to support the U.S. government’s international COVID-19 vaccine donation mission. Including vaccine distribution in the U.S. and related to the U.S. government’s international donation mission, McKesson has successfully shipped over 250 million COVID-19 vaccines on behalf of the U.S. government through July 31, 2021.
•On July 7, 2021, McKesson announced that it has entered into an agreement to sell its European businesses in France, Italy, Ireland, Portugal, Belgium, and Slovenia to the PHOENIX group for approximately $1.5 billion, subject to certain adjustments under the agreement. The transaction is subject to customary closing conditions, including regulatory review, and is expected to close in fiscal 2023. McKesson is committed to exploring strategic alternatives for all remaining European businesses.

U.S. Pharmaceutical Segment
•First-quarter revenues were $50.0 billion, an increase of 12%, driven by higher volumes from retail national account customers and market growth, partially offset by branded to generic conversions.
•First-quarter Segment Operating Profit was $682 million. Adjusted Segment Operating Profit was $682 million, an increase of 16%, driven by the contribution from COVID-19 vaccine distribution and growth in distribution of specialty products to providers and health systems.

Prescription Technology Solutions Segment
•First-quarter revenues were $881 million, an increase of 34%, driven by higher volumes of technology and service offerings to support biopharma customers and the recovery of prescription volumes.
•First-quarter Segment Operating Profit was $104 million. Adjusted Segment Operating Profit was $139 million, an increase of 62%, driven by organic growth from access and adherence solutions and the recovery of prescription volumes.

Medical-Surgical Solutions Segment
•First-quarter revenues were $2.5 billion, an increase of 40%, driven by improvements in primary care patient visits and increased sales of COVID-19 tests.
•First-quarter Segment Operating Profit was $75 million and included $164 million of pre-tax inventory charges on certain PPE and related products. During the first quarter of fiscal 2022, McKesson committed to donate certain PPE to charitable organizations to assist in COVID-19 recovery efforts. First-quarter Adjusted Segment Operating Profit excluded $155 million of these charges for inventory which the company no longer intends to sell and will instead direct to charitable organizations.
•Adjusted Segment Operating Profit was $257 million, an increase of 107%, driven by improvements in primary care patient visits and the contribution from kitting and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program.

International Segment
•First-quarter revenues were $9.2 billion. On an FX-Adjusted basis, revenues were $8.3 billion, a decline of 3%, driven by the contribution of McKesson's German wholesale business to a joint venture with Walgreens Boots Alliance which was completed during the third quarter of fiscal 2021, partially offset by volume recovery in the pharmaceutical distribution and retail pharmacy businesses.
•First-quarter Segment Operating Profit was $53 million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $151 million, an increase of 107%, driven by volume recovery in the pharmaceutical distribution and retail pharmacy businesses and distribution of COVID-19 tests and vaccines.

Company Updates
•On July 21, 2021, McKesson announced that it negotiated a comprehensive proposed settlement agreement which, if all conditions are satisfied, would result in the settlement of a substantial majority of opioid lawsuits filed by state and local governmental entities.
•McKesson's Board of Directors declared an increase in the regular quarterly dividend to $0.47 per share of common stock, demonstrating McKesson's commitment to returning cash to shareholders and confidence in its outlook.
•For the sixth consecutive year, McKesson was named a "Best Place to Work for Disability Inclusion." McKesson earned a top-ranking score of 100 on the 2021 Disability Equality Index®, a joint initiative of the American Association of People with Disabilities and Disabilities:IN.

Fiscal 2022 Outlook
McKesson raised fiscal 2022 Adjusted Earnings per diluted share guidance to $19.80 to $20.40 from the previous range of $18.85 to $19.45 to reflect strong first-quarter operating performance and increased contribution from the U.S. government's COVID-19 vaccine distribution and kitting programs. Fiscal 2022 Adjusted Earnings per diluted share guidance assumes $0.45 to $0.55 related to U.S. government COVID-19 vaccine distribution and does not assume any contribution from COVID-19 vaccines designated for pediatric patients or booster shots. Guidance also assumes $0.35 to $0.45 related to the kitting and distribution of ancillary supplies. Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
The company has scheduled a conference call for today, Wednesday, August 4th at 4:30 PM ET to discuss the company’s financial results. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conferences:
•Morgan Stanley 19th Annual Healthcare Conference, September 13, 2021
Audio webcasts will be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com. A complete listing of upcoming events for the investment community, including details and updates, will be available on the company’s Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The Company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking Non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “projects,” “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial outlook, trends, strategy, plans, assumptions, or intentions may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our most recent annual and periodic report filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we from time to time record significant charges from impairment to goodwill, intangibles, inventory and other assets or investments; we experience cybersecurity incidents and might experience significant computer system compromises or data breaches; we might experience significant problems with information systems or networks; we may be unsuccessful in retail pharmacy profitability; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; we might be adversely impacted by delays or other difficulties with divestitures; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by changes or disruptions in product supply and we have experienced and may experience difficulties in sourcing products and changes in pricing due to the effects of the COVID-19 pandemic on supply chains; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by an economic slowdown (including the effects we have experienced from the COVID-19 pandemic) or recession and by disruption in capital and credit markets that might impede our access to credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the effects we have experienced from the COVID-19 pandemic), natural disasters, political events and other catastrophic events; we may be adversely affected by global climate change or by legal, regulatory or market responses to such change; and we face uncertainties and risks related to vaccination distribution and related ancillary supply kit programs.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information solutions. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful - all for the better health of patients. McKesson has been named a “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit https://www.mckesson.com.

Contacts:
Holly Weiss, 972-969-9174
Holly.Weiss@McKesson.com
David Matthews, 214-952-0833
David.Matthews@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2021	2020	Change
Revenues	$62,674	$55,679	13%
Cost of sales	(59,642)	(52,979)	13
Gross profit	3,032	2,700	12
Selling, distribution, general, and administrative expenses	(2,232)	(2,097)	6
Claims and litigation charges, net	(74)	131	(156)
Restructuring, impairment, and related charges	(158)	(56)	182
Total operating expenses	(2,464)	(2,022)	22
Operating income	568	678	(16)
Other income, net	43	27	59
Interest expense	(49)	(60)	(18)
Income from continuing operations before income taxes	562	645	(13)
Income tax expense	(26)	(150)	(83)
Income from continuing operations	536	495	8
Loss from discontinued operations, net of tax	(3)	(1)	200
Net income	533	494	8
Net income attributable to noncontrolling interests	(47)	(50)	(6)
Net income attributable to McKesson Corporation	$486	$444	9%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted
Continuing operations	$3.09	$2.72	14%
Discontinued operations	(0.02)	—	—
Total	$3.07	$2.72	13%

Basic
Continuing operations	$3.13	$2.74	14%
Discontinued operations	(0.02)	—	—
Total	$3.11	$2.74	14%

Dividends declared per common share	$0.42	$0.41

Weighted-average common shares outstanding
Diluted	158.1	163.2	(3)%
Basic	156.2	162.0	(4)
(a)Certain computations may reflect rounding adjustments.

All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2022 and 2021 as well as our
Annual Report on Form 10-K for fiscal 2021.

Schedule 2

McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2021	2020	Change
Income from continuing operations (GAAP)	$536	$495	8%
Net income attributable to noncontrolling interests (GAAP)	(47)	(50)	(6)
Income from continuing operations attributable to McKesson Corporation (GAAP)	489	445	10%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	98	106	(8)
Transaction-related expenses and adjustments	31	16	94
LIFO inventory-related adjustments	(23)	(52)	(56)
Gains from antitrust legal settlements	(12)	—	—
Restructuring, impairment, and related charges, net (1)	158	57	177
Claims and litigation charges, net (2) (3)	74	(131)	156
Other adjustments, net (4)	157	6	—
Income tax effect on pre-tax adjustments	(92)	6	—
Adjusted Earnings (Non-GAAP)	$880	$453	94%

Diluted weighted-average common shares outstanding	158.1	163.2	(3)%

Earnings per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a)	$3.09	$2.72	14%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.48	0.51	(6)
Transaction-related expenses and adjustments	0.19	0.08	138
LIFO inventory-related adjustments	(0.11)	(0.24)	(54)
Gains from antitrust legal settlements	(0.06)	—	—
Restructuring, impairment, and related charges, net	0.82	0.27	204
Claims and litigation charges, net	0.39	(0.59)	166
Other adjustments, net	0.76	0.02	—
Adjusted Earnings per Diluted Share (Non-GAAP) (b)	$5.56	$2.77	101%

(a)Certain computations may reflect rounding adjustments.
(b)Adjusted earnings per diluted share on an FX-adjusted basis for the three months ended June 30, 2021 was $5.50, which excludes the foreign currency exchange effect of $0.06.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2021	2020	Change
Gross profit (GAAP)	$3,032	$2,700	12%
Pre-tax adjustments:
LIFO inventory-related adjustments	(23)	(52)	(56)
Gains from antitrust legal settlements	(12)	—	—
Restructuring, impairment, and related charges, net	—	1	(100)
Other adjustments, net (4)	147	—	—
Adjusted Gross Profit (Non-GAAP)	$3,144	$2,649	19%

Total operating expenses (GAAP)	$(2,464)	$(2,022)	22%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	97	106	(8)
Transaction-related expenses and adjustments	31	16	94
Restructuring, impairment, and related charges, net (1)	158	56	182
Claims and litigation charges, net (2) (3)	74	(131)	156
Other adjustments, net (4)	10	6	67
Adjusted Operating Expenses (Non-GAAP)	$(2,094)	$(1,969)	6%

Other income, net (GAAP)	$43	$27	59%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	1	—	—
Adjusted Other Income (Non-GAAP)	$44	$27	63%

Income tax expense (GAAP)	$(26)	$(150)	(83)%
Tax adjustments:
Amortization of acquisition-related intangibles	(22)	(23)	(4)
Transaction-related expenses and adjustments	—	(4)	(100)
LIFO inventory-related adjustments	6	14	(57)
Gains from antitrust legal settlements	3	—	—
Restructuring, impairment, and related charges, net	(29)	(12)	142
Claims and litigation charges, net	(13)	34	(138)
Other adjustments, net	(37)	(3)	—
Adjusted Income Tax Expense (Non-GAAP)	$(118)	$(144)	(18)%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2021			2020			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)	As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)	As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$50,019	$—	$50,019	$44,670	$—	$44,670	$—	$50,019	$—	$50,019	12%	12%		12%	12%
Prescription Technology Solutions	881	—	881	656	—	656	—	881	—	881	34	34		34	34
Medical-Surgical Solutions	2,528	—	2,528	1,801	—	1,801	—	2,528	—	2,528	40	40		40	40
International	9,246	—	9,246	8,552	—	8,552	(962)	8,284	(962)	8,284	8	8		(3)	(3)
Revenues	$62,674	$—	$62,674	$55,679	$—	$55,679	$(962)	$61,712	$(962)	$61,712	13%	13%		11%	11%

OPERATING PROFIT (1)
U.S. Pharmaceutical	$682	$—	$682	$613	$(23)	$590	$—	$682	$—	$682	11%	16%		11%	16%
Prescription Technology Solutions	104	35	139	68	18	86	—	104	—	139	53	62		53	62
Medical-Surgical Solutions (4)	75	182	257	89	35	124	—	75	—	257	(16)	107		(16)	107
International	53	117	170	3	70	73	—	53	(19)	151	—	133		—	107
Subtotal	914	334	1,248	773	100	873	—	914	(19)	1,229	18	43		18	41
Corporate expenses, net (2) (3)	(303)	149	(154)	(68)	(98)	(166)	2	(301)	2	(152)	346	(7)		343	(8)
Income from continuing operations before interest expense and income taxes	$611	$483	$1,094	$705	$2	$707	$2	$613	$(17)	$1,077	(13)%	55%		(13)%	52%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical	1.36%		1.36%	1.37%		1.32%		1.36%		1.36%	(1) bp	4	bp	(1) bp	4	bp
Prescription Technology Solutions	11.80		15.78	10.37		13.11		11.80		15.78	143	267		143	267
Medical-Surgical Solutions	2.97		10.17	4.94		6.89		2.97		10.17	(197)	328		(197)	328
International	0.57		1.84	0.04		0.85		0.64		1.82	53	99		60	97

All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	June 30, 2021	March 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$2,423	$6,278
Receivables, net	20,198	19,181
Inventories, net	20,016	19,246
Assets held for sale	7	12
Prepaid expenses and other	706	665
Total current assets	43,350	45,382
Property, plant, and equipment, net	2,549	2,581
Operating lease right-of-use assets	2,071	2,100
Goodwill	9,520	9,493
Intangible assets, net	2,797	2,878
Other non-current assets	2,607	2,581
Total assets	$62,894	$65,015

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND EQUITY (DEFICIT)
Current liabilities
Drafts and accounts payable	$38,389	$38,975
Current portion of long-term debt	752	742
Current portion of operating lease liabilities	392	390
Liabilities held for sale	5	9
Other accrued liabilities	4,297	3,987
Total current liabilities	43,835	44,103
Long-term debt	6,424	6,406
Long-term deferred tax liabilities	1,441	1,411
Long-term operating lease liabilities	1,888	1,867
Long-term litigation liabilities	7,596	8,067
Other non-current liabilities	1,748	1,715
Redeemable noncontrolling interests	7	1,271
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized and 274 and 273 shares issued at June 30, 2021 and March 31, 2021, respectively	2	2
Additional paid-in capital	7,057	6,925
Retained earnings	8,618	8,202
Accumulated other comprehensive loss	(1,627)	(1,480)
Treasury shares, at cost, 119 and 115 shares at June 30, 2021 and March 31, 2021, respectively	(14,579)	(13,670)
Total McKesson Corporation stockholders’ deficit	(529)	(21)
Noncontrolling interests	484	196
Total equity (deficit)	(45)	175
Total liabilities, redeemable noncontrolling interests, and equity (deficit)	$62,894	$65,015

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES
Net income	$533	$494
Adjustments to reconcile to net cash used in operating activities:
Depreciation	80	75
Amortization	138	142
Long-lived asset impairment charges	104	5
Deferred taxes	36	28
Credits associated with last-in, first-out inventory method	(23)	(52)
Non-cash operating lease expense	90	83
Loss from sales of businesses and investments	—	2
Other non-cash items	194	9
Changes in assets and liabilities, net of acquisitions:
Receivables	(1,045)	2,291
Inventories	(901)	238
Drafts and accounts payable	(609)	(4,214)
Operating lease liabilities	(90)	(89)
Taxes	(54)	76
Litigation liabilities	74	—
Other	(149)	(150)
Net cash used in operating activities	(1,622)	(1,062)

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(93)	(72)
Capitalized software expenditures	(66)	(45)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(1)	(4)
Proceeds from sales of businesses and investments, net	83	7
Other	(22)	(16)
Net cash used in investing activities	(99)	(130)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	—	5,303
Repayments of short-term borrowings	—	(5,303)
Repayments of long-term debt	(2)	(2)
Common stock transactions:
Issuances	71	21
Share repurchases	(1,008)	—
Dividends paid	(69)	(74)
Exercise of put right by noncontrolling shareholders of McKesson Europe AG	(1,031)	(49)
Other	(112)	165
Net cash provided by (used in) financing activities	(2,151)	61
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	11	(28)
Net decrease in cash, cash equivalents, and restricted cash	(3,861)	(1,159)
Cash, cash equivalents, and restricted cash at beginning of period	6,396	4,023
Cash, cash equivalents, and restricted cash at end of period	2,535	2,864
Less: Restricted cash at end of period included in Prepaid expenses and other	(112)	(251)
Cash and cash equivalents at end of period	$2,423	$2,613

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2021	2020	Change
GAAP CASH FLOW CATEGORIES
Net cash used in operating activities	$(1,622)	$(1,062)	53%
Net cash used in investing activities	(99)	(130)	(24)
Net cash provided by (used in) financing activities	(2,151)	61	—
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	11	(28)	139
Net decrease in cash, cash equivalents, and restricted cash	$(3,861)	$(1,159)	233%

FREE CASH FLOW (NON-GAAP)
Net cash used in operating activities	$(1,622)	$(1,062)	53%
Payments for property, plant, and equipment	(93)	(72)	29
Capitalized software expenditures	(66)	(45)	47
Free Cash Flow (Non-GAAP)	$(1,781)	$(1,179)	51%
All percentage changes displayed above which are not meaningful are displayed as zero percent.

For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Restructuring, impairment, and related charges, net for the three months ended June 30, 2021 includes pre-tax charges of $158 million ($129 million after-tax), primarily for Corporate expenses, net as well as our Canada and Europe businesses. The three months ended June 30, 2020 includes charges of $56 million ($44 million after-tax), primarily for Corporate expenses, net as well as our Europe and Canada businesses. Our Europe and Canada businesses are included within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables. Additionally, restructuring, impairment, and related charges, net for the three months ended June 30, 2020 includes immaterial amounts under “gross profit” in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Claims and litigation charges, net for the three months ended June 30, 2020 includes a pre-tax net gain of $131 million ($97 million after-tax) related to insurance proceeds received, net of attorneys' fees and expenses awarded to plaintiffs' counsel, in connection with the $175 million settlement of the shareholder derivative action related to our controlled substances monitoring program within Corporate expenses, net. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Claims and litigation charges, net for the three months ended June 30, 2021 includes a pre-tax charge of $27 million ($22 million after-tax) related to an agreement to settle opioid-related claims with the State of New York and its participating subdivisions, including Nassau and Suffolk Counties, and a pre-tax charge of $47 million ($39 million after-tax) related to our estimated liability for a comprehensive proposed agreement to settle opioid-related claims of participating states, their political subdivisions, and other government entities, within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Other adjustments, net for the three months ended June 30, 2021 includes pre-tax charges of $155 million ($118 million after-tax) related to inventory write downs on certain excess personal protective equipment within Medical-Surgical Solutions. These charges are driven by the intent of management to not sell this excess inventory which required inventory write downs to zero net realizable value, and instead direct it to charitable organizations. A portion of this inventory has already been committed for donation during our first quarter of fiscal 2022. Due to the nature of this expected in-kind donation of inventory in a quantitatively significant amount, management believes this charge is not part of normal business operations and is therefore excluded from our determination of adjusted results. A pre-tax charge of $147 million ($112 million after-tax) is included under "gross profit" primarily related to the excess inventory, which we no longer plan to sell and instead plan to donate, and a pre-tax charge of $8 million ($6 million after-tax) is included under "total operating expenses" related to the already committed donation in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income (loss) from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income (loss) from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling, and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.